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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2008 (except Note 17, as to which the date is May 7, 2008) in Amendment No. 4 to the Registration Statement (Form S-1 Registration No. 333-148151) and related Prospectus of Prometheus Laboratories Inc. to be filed with the Securities and Exchange Commission for the registration of its shares of common stock.

/s/ Ernst & Young LLP

San Diego, California
May 13, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM